Exhibit 4.2
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION
WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED
OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN EXEMPTION
FROM SUCH REGISTRATION
MARKETAXESS HOLDINGS INC.
WARRANT
TO PURCHASE COMMON STOCK

Certificate Number: ___	Dated: , 2008
          For value received, [TCV VI, L.P. / TCV Member Fund, L.P.] (the “Investor”), is entitled to purchase from MarketAxess Holdings Inc., a Delaware corporation (together with its successors and assigns, the “Company”), at any time and from time to time after the date set forth above and prior to 5:00 p.m., New York time, on the Expiration Date (as defined in Section 1.1 below), at the purchase price of $10.00 per share (as such price may be adjusted pursuant to Section 2, the “Exercise Price”) an aggregate of ___ fully-paid and nonassessable shares of the Company’s voting common stock, par value $0.003 per share (“Common Stock”) (as such shares may be adjusted pursuant to Section 2 below, the “Warrant Shares”). Certain terms used but not defined elsewhere herein have the meanings assigned to them in Section 16 below.
          This Warrant (“Warrant”) is being issued to the holder in accordance with a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) by and among the Company, the Investor and [TCV VI, L.P / TCV Member Fund, L.P.].
     Section 1. Term and Exercise of Warrant.
          1.1 Term of Warrant. The holder shall have the right, at any time before 5:00 p.m., New York time, on the tenth anniversary of the date hereof, or, if such date is not a Business Day, the next Business Day (the “Expiration Date”) to exercise this Warrant in accordance with the terms hereof.
          1.2 Exercise of Warrant.
               (a) Cash Exercise. This Warrant may be exercised at any time prior to the Expiration Date and from time to time, in whole or in part, upon surrender to the Company, in care of the Secretary of the Company, together with the duly completed and signed form of

Notice of Exercise (designating thereon the holder’s election to Cash Exercise) in the form attached hereto (the “Exercise Notice”), and payment to the Company of the Exercise Price in effect on the date of such exercise for the number of Warrant Shares in respect of which this Warrant is then being exercised. Payment of the aggregate Exercise Price upon exercise pursuant to this Section 1.2(a) shall be made by delivery of a good check to the principal executive offices of the Company or, at the holder’s discretion, by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company at the holder’s request.
               (b) Net-Issue Exercise. In lieu of exercising the Warrant on a cash basis pursuant to Section 1.2(a), the holder may elect to exercise the Warrant at any time prior to the Expiration Date and from time to time, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such net-issue exercise) at the time of any such net-issue exercise, by surrender of the Warrant, together with the duly completed and signed Exercise Notice (designating the holder’s election to Net-Issue Exercise), to the Company, in care of the Secretary of the Company at the principal executive offices of the Company; provided that the holder may not elect to exercise the Warrant on a net-issue basis if at such time the holder would be prohibited from transferring the Warrant Shares pursuant to Section 2(a) of the Investor Rights Agreement. The Exercise Notice shall be properly marked to indicate (A) the number of Warrant Shares to be delivered to the holder in connection with such net-issue exercise, (B) the number of Warrant Shares in respect of which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the holder in connection with such net-issue exercise, calculated as of the Determination Date (as defined below) and (C) the number of Warrant Shares which remain subject to the Warrant after such net-issue exercise, if any (each as determined in accordance with this Section 1.2(b)). In the event that the holder elects to exercise the Warrant in whole or in part on a net-issue basis pursuant to this Section 1.2(b), the Company will issue to the holder the number of Warrant Shares determined in accordance with the following formula:
X = Y (A-B) / A
where:
•	“X” is the number of Warrant Shares to be issued to the holder in connection with such net-issue exercise;

•	“Y” is the number of Warrant Shares to be exercised, up to the number of Warrant Shares subject to this Warrant;

•	“A” is the Fair Market Value as of the Determination Date of one share of Common Stock; and

•	“B” is the Exercise Price in effect as of the date of such net-issue exercise (as adjusted pursuant to Section 2.1 below).

For purposes of this Section 1.2(b), the “Fair Market Value” of one share of Common Stock will have the following meanings: (i) if the Common Stock is listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of one share of Common Stock will be deemed to be the closing sales price quoted on the principal securities exchange on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for the Common Stock quoted on the national market or other quotation system on which Common Stock is admitted for trading, each as published in The Wall Street Journal (western edition) (or, if such prices are not published in The Wall Street Journal (western edition), as reported by the applicable authority or association governing trading of the Common Stock) (the “Closing Sales Price”), in each case for the ten (10) Trading Days immediately preceding, but not including the Determination Date; or (ii) if the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of one share of Common Stock will be deemed to be the fair market value of the Common Stock as determined in good faith from time to time by the Company’s board of director’s (the “Board of Directors”) as of the Determination Date, and receipt and acknowledgment of this Warrant by the holder will be deemed to be an acknowledgment and acceptance of any such determination by the Board of Directors as the final and binding determination of such Fair Market Value for purposes of this Section 1.2(b). The “Determination Date” of Fair Market Value will be the date indicated on the Exercise Notice; provided, however, that if the Company does not receive the Exercise Notice within five (5) business days of the date indicated thereon, the Determination Date will be the date the Company receives such Exercise Notice.
               (c) Fractional Interests. No fractional shares of Common Stock shall be issued upon the exercise of the Warrant, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Sales Price of one share of Common Stock (or if the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or quotation system, then the Fair Market Value of the Common Stock as determined by the Board of Directors in the manner set forth in clause (ii) of the penultimate sentence of Section 2.2(b)) on the Trading Day immediately preceding the date of exercise of the Warrant times such fraction (rounded to the nearest cent).
               (d) Deemed Issuance. Subject to 1.2(c) hereof, upon such surrender of the Warrant, delivery of the Exercise Notice and, in the case of a cash exercise pursuant to Section 1.2(a), payment of the Exercise Price, the Company shall, subject to the last sentence of this Section 1.2(d), issue and cause to be delivered with all reasonable dispatch (and in no event more than three Business Days from delivery of the Exercise Notice) to and in the name of the holder, or in the name of such other person as designated by the holder, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of the Warrant, together with a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such exercise, as provided in Section 1.2(c). Such certificate or certificates shall be deemed to have been issued, and the person in whose name any such certificates will be issuable upon exercise of this Warrant (as indicated in the applicable Election Notice) shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of the Warrant and, in the case of a cash exercise pursuant to Section 1.2(a), payment of the Exercise Price. Notwithstanding the foregoing, if HSR Clearance or FSA Approval is required in connection with the exercise of the Warrant, as indicated by the holder on the applicable Election Notice delivered to the Company in accordance with this Section 1.2, the Warrant Shares purchased upon exercise of the Warrant and the check or cash in respect of any fractional shares of Common Stock shall not be issued, and such holder shall not be deemed to have become a holder of record of such Warrant Shares, until the date upon which the holder has notified the Company in writing that such holder has obtained HSR Clearance or FSA Approval, as applicable, with respect to such exercise has occurred. The holder shall use his, her or its reasonable best efforts to obtain HSR Clearance or FSA Approval, if required, and shall keep the Company informed of the status thereof.
               (e) Warrant Exercisable in Whole or in Part. The rights of purchase represented by the Warrant shall be exercisable, at the election of the holder, either in full or from time to time in part. If the Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant of like tenor exercisable for the remaining Warrant Shares may be issued and delivered to the holder by the Company. The Warrant or any part thereof surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired.
     Section 2. Adjustment of Exercise Price and Warrant Shares.
          2.1 Mechanical Adjustments. The Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price therefore shall be subject to adjustment from time to time as follows:
               (a) Stock Splits, Combinations and Dividends. If the Company shall at any time, and from time to time, pay a dividend on its shares of Common Stock in shares of Common Stock, subdivide or split its outstanding Common Stock into a larger number of shares or combine or consolidate its outstanding Common Stock into a smaller number of shares, then, in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall thereafter be exercisable for the number of shares of Common Stock equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3.1(a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, split, combination or consolidation. The provisions of this Section 2.1(a) will apply with equal force and effect to all successive dividends, subdivision or splits.
               (b) Reclassifications. In the event of a reclassification of the Common Stock other than by stock split, subdivision, consolidation or combination thereof, the Company will execute a new Warrant, the terms of which provide that the holder of this Warrant will have the right to exercise the rights represented by such new Warrant, and procure upon such exercise in accordance with the terms of this Warrant, in lieu of the shares of Common Stock previously issuable upon exercise of the rights represented by this Warrant, the kind and amount of stock, other securities, property, cash or other assets receivable upon such reclassification by a holder of an equivalent number of shares of Common Stock at the time of such reclassification. Such new Warrant will provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 2.1 The provisions of this Section 2.1(b) will apply with equal force and effect to all successive reclassifications of the Common Stock.
               (c) Merger or Consolidation. If at any time there will be effected a merger or consolidation of the Company with or into another person, or a sale of all or substantially of the Company’s assets, or all or substantially all of the assets of the Company’s Subsidiaries, in such way that holders of Common Stock will be entitled to receive in connection with such transactions, stock, securities, property, cash or other assets with respect to or in exchange for their shares of Common Stock, then, as a part of such merger, consolidation or sale, lawful appropriate provision will be made so that the holder after such merger, consolidation or sale will be entitled to receive upon exercise of its rights to purchase the Warrant Shares, the number of shares of stock or other securities or property, cash or other assets equivalent to that which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant in full pursuant to Section 1.2(a) immediately prior to such transaction would have been entitled to receive in connection with such merger, consolidation or sale. If the holders of shares of Common Stock are entitled to make an election with respect to the type, kind or amount of securities, property, cash or other assets they are to receive in connection with such merger, consolidation or sale, then for purposes of determining the type and number of shares of stock or other securities or property, cash or other assets issuable upon exercise of this Warrant, the holder of this Warrant shall notify the Company, or its successor or the acquior, by the time the holders of shares of Common Stock are allowed to make such election, as to which election such holder makes. If the holder of this Warrant does not notify the Company, or its successor or the acquior, within such time, then the holder will be treated as if it had chosen to be treated the same as a holder of shares of Common Stock who failed to make the election in connection with the merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the merger, consolidation or sale to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number and type of securities purchasable pursuant to the terms and conditions of this Warrant) will be applicable after the transaction, as near as reasonably may be, in relation to any stock or other securities or property, cash or other assets deliverable after that transaction upon the exercise of the holder’s rights to purchase the Warrant Shares. The Company will not effect any such merger, consolidation or sale unless, prior to the consummation thereof, each person (other than the Company) that may be required to deliver any stock, other securities, property, cash or other assets upon the exercise of this Warrant as provided herein shall assume (but such assumption shall not release the Company of its obligations under this Warrant), by written instrument delivered to the holder of this Warrant, the obligations of the Company under this Warrant, including the obligation to deliver to the holder such stock, other securities, property, cash or other assets a such holder may be entitled to receive in accordance with this Section 2.1(c). The provisions of this Section 2.1(c) will apply with equal force and effect to all successive merger, consolidations and sales. If, after taking into account and as a result of the provisions of this Section 2.1(c), the Warrant is only exercisable for cash, and the cash consideration to be received by holders of the Warrant upon exercise in full pursuant to Section 1.2(a) is less than the aggregate Exercise Price, this Warrant shall terminate and be of no further force or effect.

               (d) Whenever the number of Warrant Shares issuable upon the exercise of this Warrant is adjusted or readjusted pursuant to Section 2.1, the Exercise Price payable upon exercise of this Warrant shall be adjusted or readjusted by multiplying such Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter. All calculations under this Section 2 shall be made to the nearest one-thousandth of a share of Common Stock.
               (e) In the event that at any time, as a result of an adjustment made pursuant to this Section 2.1, the holder shall become entitled to receive any securities or property other than shares of Common Stock, thereafter (i) the number of such other securities or property so receivable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 2.1, and the provisions of Sections 2.2, 2.3, 2.4 and 2.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities and property, and (ii) the term “Common Stock” shall mean, to the extent the context indicates, the type or class other securities or property issuable upon exercise of this Warrant.
          2.2 Time of Adjustments. Except as otherwise expressly provided in Section 2.1, each adjustment required by Section 2.1 shall be effective as and when the event requiring such adjustment occurs.
          2.3 Notice of Adjustment. Whenever the Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price is adjusted as herein provided, the Company shall as soon as practicable mail by first class mail, postage prepaid, to the holder, a certificate of an officer of the Company setting forth the number of Warrant Shares (or other stock, securities or property, cash or other assets) purchasable upon the exercise of the Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
          2.4 No Adjustment for Cash Dividends. Except as provided in Section 2.1, no adjustment shall be made with respect to this Warrant or upon the exercise of this Warrant in respect of any cash dividends declared or paid on the Common Stock.
          2.5 Statement on Warrant. Irrespective of any adjustments in the Exercise Price or the number or kind of stock, other securities, property, cash or other assets purchasable upon the exercise of the Warrant, any Warrant theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of shares issuable upon exercise of this Warrant as are stated in the initial Warrant.
     Section 3. Transfer of Warrant. Subject to the provisions of the Investor Rights Agreement, this Warrant and the rights represented hereby may be transferred in whole or in part by the holder. In order to effect any transfer or partial transfer of this Warrant, the holder hereof shall deliver this Warrant to the Company with the Notice of Transfer in the form attached hereto completed and duly executed. Upon receipt of Notice of Transfer, the Company shall promptly

(i) issue to the transferee a new Warrant for the number of Warrant Shares assigned by the holder of the Warrant, and (ii) to the extent the transfer contemplated by the Notice of Transfer is not for the entire number of Warrant Shares represented by this Warrant, issue to the holder a replacement Warrant representing the balance of such Warrant.
     Section 4. Taxes. The issuance of certificates for Warrant Shares upon the exercise of the rights represented by this Warrant will be made without charge to the holder of this Warrant for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of this Warrant.
     Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the holder of the Warrant:
          5.1 Authorization. The Warrant has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, by an implied covenant of good faith, reasonableness and fair dealing and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          5.2 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times during the term of the Warrant reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrant. All shares of Common Stock or other securities issued upon exercise of the Warrant will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable, and free of all preemptive rights.
     Section 6. Restrictions on Warrant Shares. The holder acknowledges and agrees that the Warrant Shares issued upon exercise of the Warrant may not be sold, and that the holder will not directly or indirectly offer or sell any of such Warrant Shares, other than in compliance with the Securities Act and all other applicable state or foreign securities laws. To the extent required by the Securities Act, each certificate representing the Warrant Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN EXEMPTION FROM SUCH REGISTRATION.”

     Section 7. Mutilated or Missing Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Warrants returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost Warrant affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.
     Section 8. No Rights as Stockholder. Except as provided in Section 2.1 and 1.2(d) hereof, nothing contained in this Warrant shall be construed as conferring upon the holder the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.
     Section 9. Notice to Holder. At any time prior to the Expiration Date, if any of the following events shall occur:
(i)	the Company shall declare any dividend or other distribution on the Common Stock (other than a stock split by way of a stock dividend); or

(ii)	the Company shall take a record of the holders of Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock;
then, to the extent practicable and subject to any confidentiality restrictions, the Company shall give notice in writing of such event to the holder of the Warrant at least ten (10) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or other distribution or subscription rights. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.
     Section 10. Notices. All notices and other communications required or permitted to be given with respect to the Warrant shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered during normal business hours, or on the next Business Day if delivered after normal business hours of the recipient; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error, if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours; (y) on the Business Day after being sent by Federal Express or another recognized overnight delivery service in time for and specifying next day or next business day delivery; or (z) five (5) Business Days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each instance referred to in the preceding clauses (y) and (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the holder at the address in a Warrant register to be created and maintained by the Company and to the Company at its principal executive offices.
     Section 11. No Waivers; Remedies; No Impairment. Prior to the Expiration Date, no failure or delay by the holder in exercising any right, power or privilege with respect to the Warrant shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrant shall be cumulative and not exclusive of any rights or remedies provided by law. The Company will not, by amendment of its Certificate of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and will at all time in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
     Section 12. Amendments. No amendment, modification, termination or waiver of any provision of the Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.
     Section 13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York that apply to contracts made and performed entirely within such state.
     Section 14. Severability of Provisions: Successors. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Warrant or affecting the validity or enforceability of the provision in any other jurisdiction. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or otherwise. This Warrant shall not be assignable by the Company without the prior written consent of the holder. All of the covenants and agreements of the Company shall inure to the benefit of successors and assigns of the holder.
     Section 15. Headings and References. Headings in the Warrant are included for the convenience of reference only and do not constitute a part of the Warrant for any other purpose. References to sections in the Warrant are references to the sections of the Warrant, unless the context shall require otherwise.
     Section 16. Definitions. For purposes of this Warrant, the following terms have the following meanings:
               (a) “Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.
               (b) “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
               (c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (d) “FSA” means the Financial Services Authority.
               (e) “FSA Approval” means the approval by the FSA of the Purchasers and their relevant Affiliates acquiring “control” of MarketAxess Europe Limited pursuant to the transactions contemplated by the Purchase Agreement and the Related Agreements, where “control” has the meaning given to it in the FSA Rules.
               (f) “FSA Rules” means the rules, requirements, guidance and directions issued by the FSA.
               (g) “HSR Clearance” means the expiration or termination or any waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended applicable to the exercise of the Warrant and the issuance of the Warrant Shares.
               (h) “Investor Rights Agreement” means the Investor Rights Agreement dated as of the date hereof, among the Company and the other parties set forth therein, as it may be amended, restated, modified or supplemented from time to time.
               (i) “person” means a “person” within the meaning of Section 3(a)(9) of the Exchange Act.
               (j) “Related Agreements” means this Warrant, the Purchase Agreement and the Investor Rights Agreement.
               (k) “Trading Day” means, as applied to any class of stock, any day on which NASDAQ or, if such stock is not listed on NASDAQ, the exchange or market which is the primary market for such stock, is open for the trading of securities generally and with respect to which information regarding the sale of securities included therein, or with respect to which sales information is reported, is generally available
[The next page is the signature page]

     The Company has executed and delivered this Warrant as of the date set forth above.

MARKETAXESS HOLDINGS INC.

By:

Name:
Title:
Accepted:

[TCV VI, L.P / TCV Member Fund L.P.]

By: Technology Crossover Management VI, L.L.C., its General Partner

By: Carla S. Newell
Title: Attorney-in-Fact

S-1

NOTICE OF EXERCISE
(To Be Completed Only Upon Exercise)

TO:	MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005
Attention: Secretary
     1. The undersigned hereby irrevocably elects to exercise the Warrant with respect to ___Warrant Shares pursuant to the terms of the Warrant.
     2. If Cash Exercise, check this box ☐: The undersigned tenders herewith full payment of the aggregate cash exercise price equal to $___U.S. Dollars for such shares in accordance with the terms of the Warrant.
     3. If Net-Issue Exercise, check this box ☐: The undersigned exercises the Warrant on a net-issue basis pursuant to the terms set forth in the Warrant. Net-Issue Information:

(a) Number of Warrant Shares to be Issued to Holder:

(b) Number of Warrant Shares Subject to Warrant Surrendered:

(c) Number of Warrant Shares Remaining Subject to Warrant, if any:

     4. In accordance with Section 1.2(d) of the Warrant, by checking this box ☐, the holder hereby notifies the Company that HSR Clearance or FSA Approval is required in connection with the exercise of the Warrant, and that the issuance of Warrant Shares shall be delayed until the Company receives written notice from the holder that such holder has obtained HSR Clearance or FSA Approval, as applicable, and provides the Company with evidence thereof that is reasonably satisfactory to the Company.
     5. Please issue a certificate or certificates representing said Warrant Shares in such name or names as specified below:

(Name and Address)

     6. The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the issuer of the Warrant Shares under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with, any transfer of the Warrant Shares issued upon exercise of the Warrant.
     7. The undersigned hereby represents and warrants to the Company as follows: (i) the undersigned is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (ii) the undersigned has been advised by the Company that such Warrant Shares have not been registered under the Securities Act; (iii) the undersigned acknowledges that he, she or it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the

Securities Act and the rules and regulations thereunder on the transfer of securities; (iv) the undersigned is acquiring such Warrant Shares for his, her or its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws; (v) by reason of his, her or its business or financial experience, the undersigned has the capacity to protect his, her or its own interest in connection with the issuance of such Warrant Shares; (vi) the undersigned recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of such Warrant Shares; (vii) the undersigned has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with such transferee’s professional legal, tax and financial advisers the suitability of an investment in the Company, and such transferee has determined that the acquisition of such Warrant Shares is a suitable investment for the undersigned; (viii) the undersigned has not relied on the Company for any tax or legal advice in connection with the exercise of this Warrant and (ix) in evaluating the suitability of an investment in the Company, that except for information made publicly available by the Company pursuant to filings with the Securities and Exchange Commission, by press release or otherwise, the undersigned has not relied upon any representations or other information from the Company or any of its agents.

Determination Date:	By:

(Signature must conform in all respects to name of the holder as set forth on the face of the Warrant)

NOTICE OF TRANSFER
(To Be Completed Only Upon Transfer)

TO:	MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005
Attention: Secretary
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by this Warrant, to purchase                      Warrant Shares.
Please issue a Warrant representing the right to purchase such Warrant Shares in such name or names as specified below:

(Name and Address)

     The undersigned requests the Company, by written order to exchange or register the transfer of a Warrant or Warrants, and, to the extent the transfer contemplated by this notice is not for the entire number of Warrant Shares represented by this Warrant, to issue a replacement Warrant in the name of the undersigned representing the balance of such Warrant Shares.

Dated:	By:

(Signature must conform in all respects to name of the holder as set forth on the face of this Warrant)